Exhibit 10.8(a)

Name of Optionee:		[	●]
Number of Shares of Class A Common Stock subject to Option:		[	●]
Price Per Share:	$	[	●]
Date of Grant:		[	●]

CHINOS HOLDINGS, INC.

2011 EQUITY INCENTIVE PLAN

THIS AWARD AND ANY SECURITIES ISSUED UPON EXERCISE OF THIS STOCK

OPTION ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND

REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH IN THE

MANAGEMENT STOCKHOLDERS AGREEMENT.

CHINOS HOLDINGS, INC. STRONGLY ENCOURAGES YOU TO SEEK THE ADVICE

OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO YOUR

AWARD AND ITS TAX CONSEQUENCES.

NON-STATUTORY STOCK OPTION AGREEMENT

This agreement (the “Agreement”) evidences a stock option granted by Chinos Holdings, Inc. (the “Company”) to the optionee set forth above (the “Optionee”), pursuant to and subject to the terms of the Chinos Holdings, Inc. Equity Incentive Plan (as amended from time to time in accordance with the provisions thereof and subject to the limitations on amendment set forth therein, the “Plan”), which is incorporated herein by reference.

1. Grant of Stock Option. The Company grants to the Optionee on the date set forth above (the “Date of Grant”) an option (the “Stock Option”) to purchase, on the terms provided herein and in the Plan (including, without limitation, the exercise provisions in Section 6(b)(3) of the Plan), the number of shares of Class A Common Stock of the Company set forth above (the “Shares”) with an exercise price per Share as set forth above, in each case subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the Date of Grant.

The Stock Option evidenced by this Agreement is a non-statutory option (that is, an option that is not to be treated as a stock option described in subsection (b) of Section 422 of the Code) and is granted to the Optionee in connection with the Optionee’s employment by the Company and its qualifying subsidiaries. For purposes of the immediately preceding sentence, “qualifying subsidiary” means a subsidiary of the Company as to which the Company has a “controlling interest” as described in Treas. Reg. §1.409A-1(b)(5)(iii)(E)(1).

2. Meaning of Certain Terms. Except as otherwise defined herein (including for the avoidance of doubt, in any Schedules attached hereto, which are incorporated herein and are a part hereof), all capitalized terms used herein have the same meaning as in the Plan. The following terms have the following meanings:

(a)

“Beneficiary” means, in the event of the Optionee’s death, the beneficiary named in the written designation (in form acceptable to the Administrator) most recently filed with the Administrator by the Optionee prior to the Optionee’s death and not subsequently revoked, or, if there is no such designated beneficiary, the Optionee’s estate. An effective beneficiary designation will be treated as having been revoked only upon receipt by the Administrator, prior to the Optionee’s death, of an instrument of revocation in form acceptable to the Administrator.

(b)	“Change of Control” shall have the meaning set forth in the Management Stockholders Agreement.

(c)

“Competitive Activity” means engaging in, directly or indirectly, alone or as principal, agent, employee, employer, consultant, investor, partner or manager, or providing advisory or other services to, or owning any stock or any other ownership interest in, or making any financial investment in, any business (or entity) that engages in any business in which the Company or its Affiliates are engaged, or that provides any material products and/or services that the Company or its subsidiaries are actively developing or designing (provided that where such Competitive Activity occurs following termination of Employment, the Competitive Activity shall be determined as of the date of termination); provided, that the foregoing shall not restrict the Optionee from owning less than two percent (2%) of the outstanding securities of any class of securities listed on a national exchange or inter-dealer quotation system.

(d)

“Confidential Information” means all information of the Company and its Affiliates in whatever form that is not generally known to the public, including, without limitation, customer lists, trade practices, marketing techniques, fit specifications, design, pricing structures and practices, research, trade secrets, processes, systems, programs, methods, software, merchandising, distribution, planning, inventory and financial control, store design and staffing.

(e)	“Option Holder” means the Optionee or, if as of the relevant time the Stock Option has passed to a Beneficiary, the Beneficiary.

(f)

“Solicitation” means, directly or indirectly, (i) inducing, encouraging, causing or assisting another to induce, encourage or cause any customers or suppliers of the Company or its Affiliates to terminate, diminish or otherwise adversely modify their relationship with the Company or any such Affiliate, (ii) soliciting, recruiting, hiring, or otherwise encouraging the employment decisions of, any employee of the Company or its Affiliates (or any individual who had been an employee of the Company or its Affiliates in the one-year period prior to the termination of the Optionee’s employment) on behalf of any person or any entity other than the Company or its Affiliates or (iii) soliciting, inducing, encouraging or causing any independent contractor providing services to the Company or its Affiliates to terminate or diminish its relationship with them.

(g)

“Trading Day” means each business day during such calendar quarter in which the Trading Price of a share of stock that constitutes Marketable Securities is reported by the principal securities exchange.

(h)

“Trading Price” means, as of any Trading Day, the closing price on such day of a share of stock that constitutes Marketable Securities as reported on the principal securities exchange on which such share of stock that constitutes Marketable Securities is then listed or admitted to trade.

(i)

“Unauthorized Disclosure” means failing to hold in strict confidence any proprietary or Confidential Information related to the Company or its Affiliates, except to the extent that such Confidential Information (i) becomes a matter of public record or is published in a newspaper, magazine or other periodical available to the general public, other than as a result of the Optionee’s act or omission (whether direct or indirect), (ii) is required to be disclosed by any law, regulation or order of any court, other tribunal, regulatory commission or administrative agency, provided that the Optionee gives prompt notice of such requirement to the Company to enable to the Company to seek an appropriate protective order prior to such disclosure, or (iii) is required to be used or disclosed by the Optionee to perform properly his/her duties of Employment.

3. Vesting and Exercisability; Method of Exercise; Treatment of the Stock Option Upon Cessation of Employment.

(a)

Generally. As used herein with respect to the Stock Option or any portion thereof, the term “vest” means to become exercisable and the term “vested” as applied to any outstanding Stock Option means that the Stock Option is then exercisable, subject in each case to the terms of the Plan. The Stock Option will vest in accordance with the terms of Schedule A attached hereto.

(b)

Exercise of the Stock Option. No portion of the Stock Option may be exercised until such portion vests in accordance with the terms of Schedule A attached hereto. Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of the Plan and shall be in writing, signed by the Option Holder (subject to any restrictions provided under the Plan and the Management Stockholders Agreement). Each such written exercise election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and be accompanied by payment in full as provided in the Plan. The exercise price may be paid (i) by cash or check acceptable to the Administrator, (ii) at the election of the Option Holder, by the Administrator’s holding back shares otherwise deliverable under the Stock Option having a fair market value equal to the exercise price, (iii) by such other means, if any, as may be acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment; provided, however, that the method of paying the exercise price set forth in subsection (ii) above shall not be available to the Optionee if the Optionee’s Employment is terminated by the Company for Cause or if the Company determines that, at the time of termination of Employment, there exist circumstances that would have entitled the Company and its subsidiaries to terminate the Optionee’s Employment for Cause. In the event that the Stock Option is exercised by a person other than the Optionee, the Company will be under no obligation to deliver shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise the Stock Option and compliance with applicable securities laws and the terms of the Management Stockholders Agreement. The latest date on which the Stock Option or any portion thereof may be exercised will be the 10th anniversary of the Date of Grant (the “Final Exercise Date”) and if not exercised by such date the Stock Option or any remaining portion thereof will thereupon immediately terminate.

(c)

Treatment of the Stock Option Upon Cessation of Employment. If the Optionee’s Employment ceases, the Stock Option, to the extent not already vested (after giving effect to any acceleration of vesting to the extent provided on Schedule A hereto) will be immediately forfeited, and any vested portion of the Stock Option that is then outstanding will be treated as follows:

(i) Subject to clauses (ii), (iii) and (iv) below and Section 4 of this Agreement, the Stock Option, to the extent vested as of the cessation of the Optionee’s Employment (which, for the avoidance of doubt, shall include the portion of any Stock Option that vests upon such termination in accordance with Schedule A attached hereto, if any), will remain exercisable until the earlier of (A) the 30th day following the date of such cessation of Employment and (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 3(c)(i) will thereupon immediately terminate.

(ii) Subject to clause (iv) below and Section 4 of this Agreement, the Stock Option, to the extent vested as of the cessation of the Optionee’s Employment due to death or Disability, will remain exercisable until the earlier of (A) the first anniversary of the Optionee’s death or cessation of Employment due to Disability, as the case may be and (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 3(c)(ii) will thereupon immediately terminate.

(iii) Subject to clause (iv) below and Section 4 of this Agreement, the Stock Option, to the extent vested as of the cessation of the Optionee’s Employment by the Company other than for Cause, or by the Optionee for Good Reason (which, for the avoidance of doubt, shall include the portion of any Stock Option that vests upon such termination in accordance with Schedule A attached hereto, if any), will remain exercisable until the earlier of (A) the 90th day following the cessation of the Optionee’s Employment by the Company other than for Cause or by the Optionee for Good Reason and (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 3(c)(iii) will thereupon immediately terminate.

(iv) If the Optionee’s Employment is terminated by the Company and its subsidiaries in connection with an act or failure to act constituting Cause (as determined by the Administrator in accordance with the terms of the Plan), or if the Optionee voluntarily terminates his or her Employment and, at the time of such termination, there exist (as determined by the Administrator in accordance with the terms of the Plan) circumstances that would have entitled the Company and its subsidiaries to terminate the Optionee’s Employment for Cause, the Stock Option (whether or not vested) will immediately terminate and be forfeited upon such termination.

4. Competing Activity; Cause.

(a)

The Administrator may cancel, rescind, terminate, withhold or otherwise limit or restrict the Stock Option at any time if the Optionee is not in compliance with all applicable provisions of this Agreement and the Plan, or if the Optionee breaches any agreement with the Company or its subsidiaries with respect to non-competition or non-solicitation or materially breaches any agreement with the Company or its subsidiaries with respect to confidentiality, or, if no such agreement exists, the Optionee engages in Competitive Activity or Solicitation during the term of the Optionee’s Employment or during the 12-month period following cessation of the Optionee’s Employment or engages in any material Unauthorized Disclosure during the term of the Optionee’s Employment or during the three-year period following cessation of the Optionee’s Employment, in each case, regardless of the reason for such cessation. For the avoidance of doubt, (x) if the Optionee is subject to a non-competition, non-solicitation or confidentiality agreement with the Company or its subsidiaries, the determination as to whether the Optionee has breached any obligation contained in such agreement shall be made in accordance with the terms of such agreement and (y) the only remedy available to the Company in the event that the Optionee engages in the activities set forth in clause (ii) above, to the extent such provision is applicable to the Optionee, shall be the remedies set forth in subsection (b) below.

(b)

The remedies available (i) for breach of the restrictive covenants described in subsection (a) above, or (ii) if the Company determines that, at the time of termination of Employment, there exist circumstances that would have entitled the Company and its subsidiaries to terminate the Optionee’s Employment for Cause, in each case as they relate to the Stock Option or shares of Stock received upon exercise of the Stock Option, shall only include: (1) the rights and remedies of the Company set forth in Section 5 of the Management Stockholders Agreement; (2) the forfeiture of the Stock Option for no consideration; and (3) in the event that, following the date that is six (6) months prior to the date on which the Optionee’s Employment with the Company or its subsidiaries terminates for any reason, the Optionee sold any Shares acquired upon the exercise of all or any portion of the Stock Option (any such Shares sold following such date being, the “Sold Shares”), payment by the Optionee to the Company of an amount equal to (i) the aggregate proceeds received by the Optionee in respect of such Sold Shares, less (ii) the aggregate exercise price paid (by any means permitted by Section 3(b) hereof) by the Optionee to purchase the Sold Shares, less (iii) any required income, withholding and other taxes actually paid by the Optionee in connection with such exercise (or withheld from shares received upon exercise of the Stock Option or from other amounts owed to the Optionee, in either case as contemplated by Section 8 below).

5. Share Restrictions, Etc. Not later than upon the execution of this Agreement and effective as of the date hereof, the Optionee has executed and become a party to the Management Stockholders Agreement. The Optionee’s rights hereunder (including with respect to shares received upon exercise) are subject to the additional restrictions and other provisions contained in the Management Stockholders Agreement.

6. Legends, Etc. Shares issued upon exercise of the Stock Option or otherwise delivered in satisfaction of the Stock Option will bear such legends as may be required or provided for under the terms of the Management Stockholders Agreement.

7. Transfer of Stock Option. The Stock Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

8. Withholding. The exercise of the Stock Option will give rise to “wages” subject to withholding. The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued shares upon exercise, are subject to the Optionee promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. No shares will be transferred pursuant to the exercise of this Stock Option unless and until the person exercising this Stock Option has remitted to the Company an amount in cash sufficient to satisfy any federal, state, or local requirements with respect to tax withholdings then due and has committed (and by exercising the Stock Option the Option shall be deemed to have committed) to pay in cash all tax withholdings required at any later time in respect of the transfer of such shares, or has made other arrangements satisfactory to the Administrator with respect to such taxes; provided that, except as provided for below, the Optionee may elect to have shares from the Stock Option held back by the Company having a fair market value equal to the applicable statutory minimum tax withholding requirements in accordance with the Plan. The Optionee shall not have the right to elect to have shares so withheld to satisfy such tax obligations if the Optionee’s Employment is terminated by the Company for Cause or if the Company determines that, at the time of termination of Employment, there exist circumstances that would have entitled the Company and its subsidiaries to terminate the Optionee’s Employment for Cause. The Optionee authorizes the Company and its subsidiaries to withhold such amounts due hereunder from any payments otherwise owed to the Optionee, but nothing in this sentence shall be construed as relieving the Optionee of any liability for satisfying his or her obligation under the preceding provisions of this Section 8.

9. Effect on Employment. Neither the grant of the Stock Option, nor the issuance of shares upon exercise of the Stock Option, will give the Optionee any right to be retained in the employ of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.

10. Governing Law/Disputes. This Agreement and all claims or disputes arising out of or based upon this Agreement or relating to the subject matter hereof will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. The parties agree that any disputes related to this Agreement shall be resolved in the state or federal courts of Delaware, to whose exclusive jurisdiction the Optionee expressly consents.

By acceptance of the Stock Option, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Management Stockholders Agreement and to be subject to the terms of the Plan. The Optionee further acknowledges and agrees that (i) the signature to this Agreement on behalf of the Company is an electronic signature that will be treated as an original signature for all purposes hereunder and (ii) such electronic signature will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Optionee.

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Executed as of the [●] day of [●], 20[●].

Company:	CHINOS HOLDINGS, INC.

By:
Name:
Title:

Optionee:
Name:
Address:

[Signature Page to Non-Statutory Stock Option Agreement]

Schedule A

Vesting Schedule

The number of shares of Stock subject to the Stock Option is [●].

All initially capitalized terms used in this Schedule A, unless separately defined herein, have the meanings set forth in Section 2 of the Agreement.

The Stock Option, unless earlier terminated or forfeited, shall become vested as to 20% of the total number of Shares subject to the Stock Option on each of the first, second, third, fourth and fifth anniversaries of the Date of Grant. Notwithstanding the foregoing, Shares subject to the Stock Option shall not vest on any vesting date unless the Optionee has remained in continuous Employment from the Date of Grant until such vesting date.

In the event of cessation of the Optionee’s Employment by the Company without Cause or by the Optionee for Good Reason occurring within the two-year period following a Change of Control, either (x) to the extent outstanding immediately prior to such cessation of Employment, the Stock Option shall be treated for all purposes of this Agreement as having vested in full immediately prior to such cessation of Employment, or (y) to the extent that the Stock Option shall have been terminated or exchanged for other current or deferred cash or property in connection with the Change of Control in accordance with Section 7 of the Plan, such current or deferred cash or property shall be treated as having vested in full and no longer subject to any risk of forfeiture or repayment, as applicable, immediately prior to such cessation of Employment.